NEWS RELEASE

Contact:                   Wendy S. Schmucker

                  Sr. Vice President, Secretary and Treasurer

                  724-537-9923

For Immediate Release

COMMERCIAL NATIONAL HOLDS ANNUAL SHAREHOLDERS’ MEETING

LATROBE, PA, May 17, 2005 - Commercial National Financial Corporation (NASDAQ:CNAF), parent company of Commercial Bank & Trust of PA held its annual shareholders’ meeting at 1:00 PM today. The following four individuals were elected as directors for a three-year term: Richmond H. Ferguson, Dorothy S. Hunter, Joseph A. Mosso and Bruce A. Robinson. Beard Miller Company LLP was also ratified as independent auditors for the Corporation.

Gregg E. Hunter, President & CEO, presented the following formal remarks at the annual shareholders’ meeting.

“Good afternoon and welcome to our meeting. First, I would like to discuss our first quarter results for this year, and, second, I would like to describe some of the improvements we have made since the latter part of 2003.

First Quarter 2005 Review

At year-end 2003, this company had 127 full-time employees. Today there are 99 employees, which represents a reduction of 28 positions, or 22%. At the end of the first quarter of 2004 total assets were $422 million. At the end of 2005's first quarter total assets were $316 million. This was a $106 million, or 25%, decrease from March 31, 2004. Long-term assets (fixed rate residential mortgages and mortgage backed securities) have decreased by $104 million. Non-deposit borrowings decreased by $99 million as of March 31, 2005. First quarter 2005 net income was $1.041 million compared to $1.052 million in the first quarter of 2004. First quarter 2005 net income included a non-recurring benefit of $310K due to a provision for loan losses credit. First quarter 2004 net income included a net non-recurring benefit of $370K due to securities gains which more than offset executive severance cost. Therefore, if the above non-recurring items are not taken into account, there was a slight improvement in the company's operations during the first quarter of 2005 when compared with last year's first quarter.  That improvement occurred even though the corporation's workforce was cut by 22% and total assets were reduced by 25%, or $106 million.

2004 Events

The following events illustrate in rough chronological order how the structure and operations of the bank were streamlined and improved during 2004. It is important to note that the following were only made possible because of the guidance which was consistently provided by the Independent Directors throughout a long and difficult time period which began in October 2003.

1.  We facilitated Board and executive management leadership change without incident. These changes caused no disruptions of ongoing operations and resulted in no adverse publicity.

2.  We established more stream-lined and efficient management structure and staffing to emphasize team-work and prioritize customer service and customer satisfaction. This improved organizational structure enhances functional officer reporting lines and responsibilities. Consolidated subsidiary board of director meeting dates and membership.

3.  We reduced expenses of outside consultants with dubious profitability prospects.

4.  We improved procedure for review of all potential contracts prior to endorsement.

5.  We completed orderly $879,000 bank stock portfolio liquidation with $38,000 gain to generate cash to help sustain first quarter 2004 dividend payment.

6.  We suspended the outdated strategic plans of 2003.

7.  We implemented a zero baseline for 2004 capital budgets resulting in a $741,000 reduction in capital expenditures compared to the $1,179,000 previously budgeted total expenditures.

8.  We implemented business guidelines for donations.

9.  We successfully negotiated a new 5 year UAW union contract and averted any work stoppage or strike during a time of corporate leadership transition.

10. We managed the second quarter restatement of year-end 2003 results with little adverse publicity impact.

11. We engaged new corporate legal counsel to closely complement and fully support the board of directors' new strategic direction. The new law firm has specialized expertise in banking and trust/asset management matters.

12. We sold unprofitable insurance subsidiary assets to eliminate further ongoing losses and generate cash.

13. We realized a $492,000 earnings credit back from the loan loss allowance because $3.2 million in problem loans were successfully exited from the bank during the first 6 months of 2004.

14. We successfully managed the process to amend the Articles of Incorporation to eliminate cumulative voting for the election of directors in favor of a "one-share/one-vote" or straight method of electing directors to promote a more efficient board where each director represents the interests of all shareholders.

15. On September 22, 2004 the bank pre-paid $55.0 million in FHLB advances. Future results should be fundamentally strengthened by the FHLB prepayment action which produced an improved mix of reduced funding liabilities and enhanced net interest margin. That action reduced interest expense and lessened earnings dependence on the bond portfolio.  Both changes should help improve future profitability. An additional benefit came from having greater latitude in aggressively pricing our loan and deposit products to rejuvenate bank franchise growth. Subsequent economic conditions as evidenced by weak national loan demand, strong Treasury prices and narrowing spreads relative to a flattening yield curve have validated the repayment of FHLB advances.

16. September's balance sheet restructuring, tightened non-interest expense control practices and company-wide focus on the banking and trust business helped move fourth quarter pre-tax net income closer to a range that would be roughly sufficient to provide conformance with baseline profitability standards for the banking industry.

17. We identified and took action to improve the bank's offsite data processing disaster recovery.

18. We reincorporated the trust subsidiary back into a bank division to improve operational efficiencies and allow trust staff to concentrate more effectively on client services.

19. We selected new bank name of "Commercial Bank and Trust of PA" to reflect the board of directors' new strategic focus, the divestiture of insurance subsidiary assets and the reincorporation of the trust subsidiary into the bank.

I believe that all of the above changes should enable Commercial Bank and Trust of PA to compete more effectively in the marketplace.”

In addition to Latrobe where it is headquartered, the Company operates community banking facilities in Greensburg, Hempfield Township, Ligonier, North Huntingdon, Unity Township and West Newton, Pennsylvania and also maintains a commercial business development sales force throughout its entire market area.  The Company also serves its customer base from an Internet banking site (www.cbthebank.com) and an automated TouchTone Teller banking system. The Company operates an asset management and trust division headquartered in Greensburg, Pennsylvania.

Safe Harbor Statement

Forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “to,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements are based on information currently available to the company, and the company assumes no obligation to update these statements as circumstances change. Investors are cautioned that all forward-looking statements involve risk and uncertainties, including changes in general economic and financial market conditions, unforeseen credit problems, and the company's ability to execute its business plans.  The actual results of future events could differ materially from those stated in any forward-looking statements herein.

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wss/annmtg05